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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               drkoop.com, Inc.
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           (Exact Name of Registrant as Specified in its Charter)


                     Delaware                                  95-4697615
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  (State of Incorporation or Organization)                  (I.R.S. Employer
                                                           Identification No.)

8920 Business Park Drive, Suite 200, Austin, Texas               78759
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   (Address of Principal Executive Offices)                   (Zip Code)


Securities Act registration statement file number to which this form relates: 333-73459

Securities to be Registered Pursuant to Section 12(b) of the Act:  None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
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                                (Title of Class)

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Item 1.
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Description of Registrant's Securities to be Registered.
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     The description of the Common Stock of Registrant set forth under the caption "Description of Securities" in Registrant's Registration Statement on Form S-1 (File No. 333-73459) as originally filed with the Securities and Exchange Commission on March 5, 1999 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.
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     The following exhibits are filed herewith or are incorporated by reference as indicated below.

  Exhibit Number                             Description
  --------------                             -----------

        3.3*            Bylaws of drkoop.com, Inc., a Delaware corporation

        3.4* Restated Certificate of Incorporation of drkoop.com, Inc., a Delaware corporation

        4.1*            Specimen common stock certificate

      * Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of drkoop.com, Inc. filed by drkoop.com, Inc. on March 5, 1999, as amended (Registration No. 333-73459).

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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 4, 1999                       drkoop.com, Inc.



                                          By:  /s/ Susan M. Georgen-Saad
                                               -------------------------
                                               Susan M. Georgen-Saad
                                               Chief Financial Officer

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